UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2006
MONTPELIER RE HOLDINGS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation or	Number)	Identification No.)
Organization)

Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda

(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 296-5550
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     A press release of Montpelier Re Holdings Ltd. dated May 25, 2006 is attached as Exhibit 99.1.

Item 8.01. Other Events.

The Company announced today that WL Ross & Co. LLC has agreed to make a $100 million investment in Montpelier through a private sale of 6,896,552 common shares at a price of $14.50 per common share. The first $50 million purchase of common shares will close on or about June 1, 2006, and the second $50 million purchase of common shares will close upon expiration of the Hart-Scott-Rodino antitrust notification period. Prior to the second close the purchase price of the second tranche may be adjusted in certain circumstances.

Pursuant to a Purchase Agreement entered into between the parties, the Company will grant the investing funds certain registration rights with respect to their purchase of common shares. Also, the Board of Directors of the Company intends to appoint Wilbur L. Ross to fill an existing vacancy upon the second closing of the purchase of common shares.

Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
The following exhibit is furnished as part of this report:

Exhibit No.	Description
99.1	Press Release of the Registrant, dated May 25, 2006.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

May 25, 2006	By: /s/ Jonathan B. Kim
Date	Name: Jonathan B. Kim Title: General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of the Registrant, dated May 25, 2006